Exhibit 99.1

China GengSheng Minerals Expands Fracture Proppant Capacity to
Address Growing Demand

Company Terminates Secondary Manufacturing Operating Facility Lease

GONGYI, China, March 29, 2011 – China GengSheng Minerals, Inc. (AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that it has signed a definitive agreement with a local affiliate in Gongyi, Henan Province to manufacture 30,000 metric tons of its fracture proppants through the end of 2011. With this addition, China GengSheng has increased its total annual fracture proppant capacity by 20% to 90,000 metric tons.

In conjunction with this new agreement, the Company has decided to terminate its operating lease, entered in October 2010, and ceased production of fracture proppant products at its leased manufacturing facility in Gongyi, Henan Province.

As a result of the rapid economic development in Gongyi City, the local government has implemented measures aimed at improving quality of life for Gongyi residents, including construction and development of both rural and urban areas. The leased facility, which was expected to increase GengSheng’s annual fracture proppant manufacturing capacity by 15,000 metric tons, to 75,000 metric tons, is located in an area of the city impacted by the government's development plans. The facility has been subject to regular power outages and other restrictions that have impacted manufacturing operations, rendering the facility unsuitable and impractical for the large-scale production of proppant materials. Given the cause of the lease termination, the facility’s owner has released GengSheng from the lease agreement without penalty and liability.

“The worldwide increase in drilling activity continues to drive demand for our fracture proppants from both domestic and international customers,” said Mr. Shunqing Zhang, Chairman and CEO of China GengSheng Minerals. “In 2010 our fracture proppant orders totaled $14.3 million, and we have received 2011 orders totaling approximately $15.9 million thus far in the first quarter. To better capitalize on the maturing fracture proppant market, we are actively looking to further increase our manufacturing capacity in 2011. We are currently evaluating strategic acquisition or new construction to effectively deploy our assets and best capitalize on the near- and long-term opportunity within this growth market where we believe we can achieve substantial revenue gains and expand our margins.”

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steelmaking furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

China GengSheng Minerals, Inc.

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Forward-looking Statement

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely, ” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement.

Contacts:

In the US:

The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

In China

The Piacente Group, Inc.
Investor Relations
Wendy Sun
+86-10-6590-7991
gengsheng@tpg-ir.com

China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415

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